                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-95093) of our report dated November 5, 1999 relating to the financial statements of Cabot Microelectronics Materials Division, a division of Cabot Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                            /s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

March 27, 2000